UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 2, 2025

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	99-4383083
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Embarcadero Center Floor 15 San Francisco, California (Address of principal executive offices)	94111 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 1, 2025, Forge Global Holdings, Inc., a Delaware corporation (the “Company”), Accuidity, LLC, a Delaware limited liability company ( “Accuidity”), Margo Merger Sub I, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Company (“Merger Sub I”) and Margo Merger Sub II, LLC, a Delaware limited liability company and a wholly owned indirect subsidiary of the Company (“Merger Sub II”) completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 1, 2025 (the “Merger Agreement”), by and among the Company, Accuidity, Merger Sub I, Merger Sub II and Kostka LLC, a New York limited liability company, solely in its capacity as representative of the securityholders of Accuidity for certain purposes described in the Merger Agreement (the “Securityholder Representative”). Pursuant to the Merger Agreement, (i) Merger Sub I merged with and into Accuidity, with Accuidity surviving the merger as a wholly owned indirect subsidiary of the Company (the “Surviving Company”, and such merger, the “First Merger”) and (ii) the Surviving Company merged with and into Merger Sub II, with Merger Sub II surviving the merger as a limited liability company and indirect wholly owned subsidiary of Company (the “Surviving Entity” and such merger, the “Second Merger”, and collectively with the First Merger, the “Acquisition”). Each capitalized term used herein but not otherwise defined has the meaning given to it in the Merger Agreement.

The Merger Agreement provides for consideration for the Acquisition of $10.0 million in cash (subject to customary adjustments) (the “Adjusted Cash Consideration”) and 1,150,000 shares of Company Common Stock (the “Closing Stock Consideration”) issued in a private placement transaction (a portion of which are subject to forfeiture and transfer restrictions). In addition, the Company is obligated to issue post-closing earn-out consideration of up to a maximum of 1,000,000 additional shares of Company Common Stock issuable upon the achievement of certain performance-related milestones through the end of 2027 (the “Earnout Stock Consideration”).

The Board of Directors of the Company (the “Board”) unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Acquisition and the issuance of Company Common Stock in connection with the Acquisition. The approval of the stockholders of the Company will not be required in order to complete the transactions contemplated by the Merger Agreement.

The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company, Merger Subs or Accuidity. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by Accuidity to the Company and by a confidential disclosure schedule delivered by the Company to Accuidity, each in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

On July 1, 2025, the Company closed the Acquisition contemplated by the Merger Agreement. Upon the terms and subject to the conditions set forth in the Merger Agreement, at the First Effective Time, each Class A Unit or Company Profits Interest Unit issued and outstanding immediately prior to the Effective Time was cancelled and extinguished and, other than the Cancelled Units, automatically converted into the right of the Company Securityholder holding such Class A Unit or Company Profits Interest Unit to receive (i) a specified portion of the Adjusted Cash Consideration as set forth on the Closing Statement (as defined in the Merger Agreement), (ii) a specified portion of the Closing Stock Consideration as set forth on the Closing Statement (as defined in the Merger Agreement) (or to the extent such Company Securityholder is an Unaccredited Investor, a cash payment in lieu thereof), (iii) such Company Securityholder’s Pro Rata Share of the portion of the Adjustment Holdback Amount, if any, (iv) such Company Securityholder’s Pro Rata Share of the portion of the Indemnity Escrow Amount, if any, (v) such Company Securityholder’s Expense Fund Sharing Percentage of the Expense Fund, if any, and (vi) such Company Securityholder’s Pro Rata Share of the Earnout Stock Consideration (or to the extent such Company Securityholder is an Unaccredited Investor, a cash payment in lieu thereof), if any.

At the Closing of the Acquisition, the Company paid approximately $9.8 million in Adjusted Cash Consideration, (which is subject to certain post-closing adjustments and inclusive of escrow and holdback amounts) and delivered 1,150,000 shares of Company Common Stock as Closing Stock Consideration.

As required by Item 9.01 of Form 8-K, no later than 71 days after the date on which this Current Report is required to be filed with the SEC, the Company will file with the SEC an amendment to this Current Report that includes the financial statements of Accuidity and pro forma financial information required pursuant to such item, unless relief to file such financial information is obtained prior thereto from the SEC pursuant to Rule 3-13 of Regulation S-X.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above under Items 1.01 and 2.01 in this Current Report are incorporated herein by reference. The Company issued the Closing Stock Consideration (and intends to issue the Earnout Stock Consideration) in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported by Current Report on Form 8-K filed by the Company with the SEC on February 14, 2025, on February 10, 2025 the Board adopted the Forge Global Holdings, Inc. 2025 Inducement Plan (the “Plan”), pursuant to which the Company reserved 100,000 shares of its common stock (after giving effect to the adjustment for the Company’s 1-for-15 reverse stock split effected on April 14, 2025) for issuance under the Plan solely to individuals who were not previously employees of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, as an inducement material to such persons entering into employment with the Company, in accordance with NYSE Listed Company Manual Rule 303A.08. The Plan was approved by the Board without stockholder approval pursuant to NYSE Listed Company Manual Rule 303A.08.

On July 1, 2025, the Board adopted the Amended and Restated Forge Global Holdings, Inc. 2025 Inducement Plan (the “Amended Plan”), pursuant to which the Company has reserved 183,330 shares of its common stock for issuance under the Amended Plan, which represents an increase of 83,330 additional shares of common stock reserved under the Amended Plan. As of the date of the Amended Plan, no awards had been issued under the Plan. The terms of the Amended Plan are substantially the same as the Plan and awards will be made solely to individuals who were not previously employees of the Company, or who are returning to employment following a bona fide period of non-employment with the Company, as an inducement material to such persons entering into employment with the Company, in accordance with NYSE Listed Company Manual Rule 303A.08. The Amended Plan was approved by the Board without stockholder approval pursuant to NYSE Listed Company Manual Rule 303A.08.

The foregoing description of the Amended Plan is not complete and is qualified in its entirety by reference to the full text of the Amended Plan, which will be filed as an exhibit with the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Item 7.01 Regulation FD.

On July 2, 2025, the Company issued a press release announcing the Acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 2, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: July 2, 2025	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer